The Ensign Group Reports Third Quarter 2018 Results

Conference Call and Webcast Scheduled for tomorrow, November 1, 2018 at 10:00 am PT

MISSION VIEJO, Calif., October 31, 2018 (GLOBE NEWSWIRE) --

The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted living, home health, home care and hospice care companies, today announced its operating results for the third quarter of 2018, reporting GAAP diluted earnings per share for the quarter of $0.38 and adjusted earnings per share for the quarter of $0.46 (1).
Highlights Include:

▪
GAAP earnings per share for the quarter was up 40.7% over the prior year quarter to $0.38 per diluted share, and adjusted earnings per share was up 27.8% over the prior year quarter to a record $0.46 per diluted share(1)(2);

▪
Consolidated GAAP Net Income for the quarter was $20.9 million, an increase of 46.8% over the prior year quarter, and consolidated adjusted Net Income was $25.0 million, an increase of 32.6% over the prior year quarter(1)(2);

▪	Total Transitional and Skilled Services segment income was $46.4 million for the quarter, an increase of 25.7% over the prior year quarter and an increase of 7.3% sequentially over the second quarter;

▪
Overall skilled services occupancy was 77.3%, an increase of 165 basis points over the prior year quarter and transitioning skilled services occupancy was 75.0%, an increase of 281 basis points over the prior year quarter;

▪	Total Assisted Living Services segment revenue was up 7.3% to $38.1 million and Assisted Living Services segment income was up 9.0% to $4.7 million, both over the prior year quarter; and

▪	Total Home Health and Hospice Services segment revenue was up 23.1% to $44.3 million and segment income was up 55.4% to $7.3 million, both over the prior year quarter(3).

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Adjusted earnings per share and Consolidated Adjusted Net Income increased by 12.2% and 13.9%, respectively, over the prior year quarter if we applied a 25% tax rate to both periods.
(3) Excludes the impact of ASC 606.

Operating Results

Ensign’s President and Chief Executive Officer Christopher Christensen said, “We are very pleased to report strong third-quarter results as the momentum we have experienced over the last several quarters continued into the third quarter.” He added, “We again saw significant improvement in GAAP earnings per share and consolidated GAAP net income, which increased by 40.7% and 46.8%, respectively, over the prior year quarter.”
While emphasizing the positive trends in the Transitional Skilled Services segment, Mr. Christensen noted an increase of 25.7% in segment income over the prior year quarter and an increase in occupancy of 281 basis points in the Company’s transitioning operations over the prior year quarter. “Even with our recent improvements, we believe that each of our carefully-selected acquisitions still have enormous unrealized potential as they continue the multi-year process of becoming like our most mature operations. Over the next several years, as demographics improve and quality providers are rewarded with higher volumes, we are positioned to capitalize on the significant organic growth potential inherent in our core skilled nursing business,” he said.

Management also increased its 2018 annual earnings per share guidance to $1.83 to $1.88 per diluted share, which represents a 32.4% increase over the Company’s annual earnings for 2017. Christensen also indicated that even after the impact of our 2018 tax adjustment, the midpoint of management’s guidance represents a 16.8% increase over 2017 results. “Because we are ahead of schedule on our results this year and fourth quarter tends to be one of our strongest quarters, we determined a slight adjustment was necessary. We are very excited about the fourth quarter and the coming year and are confident that as our local leaders continue to push on the flywheel in both new and mature operations, and as we continue our disciplined growth strategy, Ensign’s near-term and long-term outlook is very bright” he added.
“We continue to build significant value in our other lines of business, including home health and hospice care, assisted living, mobile diagnostics and other post-acute care services. Each of these profitable business lines, under the direction of key leaders and their dedicated Service Center resources, achieved consistent clinical and financial results, while simultaneously bolstering our core skilled nursing operations,” Christensen stated. “During the quarter, Cornerstone Healthcare, Inc., our home health and hospice portfolio subsidiary, grew its segment revenue and income by 23.1% and 55.4%, respectively, over the prior year quarter. As each segment’s leadership team continues to independently drive their respective businesses to achieve outstanding results, we continue to evaluate ways in which we can enhance operational synergies, while also ensuring that all of our affiliated operations will continue to create long-term shareholder value,” he said.
Pointing to the underlying value being created in Ensign’s owned real estate, Mr. Christensen noted that the Company continues to methodically add value to its real estate portfolio by improving the operating results in our owned operations and by acquiring additional real estate assets. “We now own 70 real estate assets, including the new Service Center location. We believe that our shareholders have received little to no credit in the past for the incredible amount of underlying value in our real estate and that its value is again being overlooked. We will always be an operationally-driven organization first, but we also believe it’s important to recognize the growing underlying value in our owned real estate and the flexibility that ownership gives us in the future,” he said.
Chief Financial Officer Suzanne Snapper reported that, “Our liquidity remains strong with approximately $295 million of availability as of today on Ensign’s $450 million credit facility, which also has a built-in expansion option, and 50 unlevered real estate assets that add additional borrowing capacity.” She also noted that the Company’s net-debt-to-EBITDAR ratio went down again this quarter to 3.8x in spite of acquiring additional real estate assets during the quarter. She also indicated that cash generated from operations was $157.3 million in the nine months ended September 30, 2018, which was primarily driven by an increase in operating results, stronger collections and lower taxes.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.045 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 16 years.
In July, Ensign announced that Pennant Healthcare, Inc., its Northwest-based portfolio subsidiary, acquired the real estate and operations of McCall Rehabilitation and Care Center, a 40-bed skilled nursing facility located in McCall, Idaho. “Our history and track record of successful acquisitions, together with the talented leaders and staff in Idaho that seek to be the provider of choice in their respective communities, give us the confidence to pursue opportunities in the state both big and small,” Christensen said.
In October, Ensign also announced that Bridgestone Living LLC, Ensign’s assisted living and independent living portfolio company, acquired the real estate and operations of Villa Court Assisted Living and Memory Care, a 53-unit assisted living and 20-unit memory care facility located in Las Vegas, Nevada. “We are thrilled to expand our senior housing footprint in Las Vegas. It’s a market in which we anticipate growing as we rely on the talented leaders there that each seek to become the community of choice in their area,” Christensen added.
Also during the quarter, Cornerstone Healthcare Inc., acquired two home health agencies, one hospice agency and one home care agency in Washington and Colorado, and a new footprint in Wyoming.  “We continue to see attractive growth opportunities in home health and hospice and assisted living and will opportunistically acquire when our leadership availability, geography and pricing align,” Christensen added.

These additions bring Ensign's growing portfolio to 185 skilled nursing operations, 22 of which also include assisted living operations, 52 assisted and independent living operations, 21 hospice agencies, 22 home health agencies and six home care businesses across sixteen states.  Ensign owns the real estate at 69 of its 237 healthcare facilities.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2018 EPS Guidance Increase

Management increased its annual earnings per share guidance to $1.83 to $1.88 per diluted share from $1.80 to $1.87 per diluted share. This guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes. It excludes transaction-related costs and amortization costs related to intangible assets acquired, share-based compensation and costs incurred to recognize income tax credits and costs incurred for start-up operations.

Conference Call

A live webcast will be held Thursday, November 1, 2018 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, November 30, 2018.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other healthcare services at 237 healthcare facilities, 21 hospice agencies, 22 home health agencies and six home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, Oklahoma, and Wyoming. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health, hospice and assisted living businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018 Pro forma (1)	2017	2018	2018 Pro forma (1)	2017
Revenue
Service revenue	$476,306	$484,160	$436,139	$1,391,549	$1,417,285	$1,260,802
Assisted and independent living revenue	38,058	38,058	35,455	111,335	111,335	100,810
Total revenue	514,364	522,218	471,594	$1,502,884	1,528,620	$1,361,612
Expense
Cost of services	413,723	421,577	381,544	1,200,098	1,225,834	1,103,976
(Return of unclaimed class action settlement)/charges related to class action lawsuit	—	—	—	(1,664)	(1,664)	11,000
Losses related to divestitures	—	—	—	—	—	2,731
Rent—cost of services	34,851	34,851	33,782	103,173	103,173	98,267
General and administrative expense	24,601	24,601	19,261	72,091	72,091	57,784
Depreciation and amortization	11,902	11,902	11,448	35,145	35,145	32,712
Total expenses	485,077	492,931	446,035	1,408,843	1,434,579	1,306,470
Income from operations	29,287	29,287	25,559	94,041	94,041	55,142
Other income (expense):
Interest expense	(3,989)	(3,989)	(3,519)	(11,471)	(11,471)	(10,017)
Interest income	467	467	395	1,477	1,477	973
Other expense, net	(3,522)	(3,522)	(3,124)	(9,994)	(9,994)	(9,044)
Income before provision for income taxes	25,765	25,765	22,435	84,047	84,047	46,098
Provision for income taxes	5,415	5,415	8,160	18,078	18,078	16,487
Net income	20,350	20,350	14,275	65,969	65,969	29,611
Less: net (loss)/income attributable to noncontrolling interests	(511)	(511)	63	(35)	(35)	342
Net income attributable to The Ensign Group, Inc.	$20,861	$20,861	$14,212	$66,004	$66,004	$29,269

Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.40	$0.40	$0.28	$1.27	$1.27	$0.58
Diluted	$0.38	$0.38	$0.27	$1.22	$1.22	$0.56

Weighted average common shares outstanding:
Basic	52,139	52,139	50,911	51,870	51,870	50,795
Diluted	54,632	54,632	52,828	54,176	54,176	52,674

Dividends per share	$0.0450	$0.0450	$0.0425	$0.1350	$0.1350	$0.1275

(1) The pro forma amounts in the table demonstrate the impact of adopting Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606), for the three and nine months ended September 30, 2018 by presenting the dollars as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$45,657	$42,337
Accounts receivable—less allowance for doubtful accounts of $2,484 and $43,961 at September 30, 2018 and December 31, 2017, respectively	261,454	265,068
Investments—current	9,688	13,092
Prepaid income taxes	6,509	19,447
Prepaid expenses and other current assets	25,105	28,132
Total current assets	348,413	368,076
Property and equipment, net	593,088	537,084
Insurance subsidiary deposits and investments	32,487	28,685
Escrow deposits	660	228
Deferred tax assets	12,035	12,745
Restricted and other assets	20,459	16,501
Intangible assets, net	31,620	32,803
Goodwill	78,612	81,062
Other indefinite-lived intangibles	26,201	25,249
Total assets	$1,143,575	$1,102,433

Liabilities and equity
Current liabilities:
Accounts payable	$41,323	$39,043
Accrued wages and related liabilities	99,047	90,508
Accrued self-insurance liabilities—current	23,113	22,516
Other accrued liabilities	74,297	63,815
Current maturities of long-term debt	10,080	9,939
Total current liabilities	247,860	225,821
Long-term debt—less current maturities	245,604	302,990
Accrued self-insurance liabilities—less current portion	54,704	50,220
Deferred rent and other long-term liabilities	11,450	11,268
Deferred gain related to sale-leaseback	11,581	12,075
Total equity	572,376	500,059
Total liabilities and equity	$1,143,575	$1,102,433

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2018	2017
Net cash provided by operating activities	157,277	63,249
Net cash used in investing activities	(95,269)	(83,066)
Net cash (used in)/provided by financing activities	(58,688)	2,166
Net increase (decrease) in cash and cash equivalents	3,320	(17,651)
Cash and cash equivalents beginning of period	42,337	57,706
Cash and cash equivalents end of period	$45,657	$40,055

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2018 (As Reported)		2018 (Pro Forma (2))		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$421,764	82.0%	$429,188	82.2%	$394,121	83.6%
Assisted and independent living services	38,058	7.4	38,058	7.3	35,455	7.5
Home health and hospice services:
Home health	22,260	4.3	22,549	4.3	18,076	3.8
Hospice	21,577	4.2	21,718	4.2	17,889	3.8
Total home health and hospice services	43,837	8.5	44,267	8.5	35,965	7.6
All other (1)	10,705	2.1	10,705	2.0	6,053	1.3
Total revenue	$514,364	100.0%	$522,218	100.0%	$471,594	100.0%
(1) Includes revenue from services generated by our other ancillary services.

(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Nine Months Ended September 30,
	2018 (As Reported)		2018 Pro Forma (2)		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$1,237,298	82.3%	$1,261,470	82.5%	$1,141,677	83.8%
Assisted and independent living services	111,335	7.4	111,335	7.3	100,810	7.4
Home health and hospice services:
Home health	63,765	4.2	64,846	4.2	52,997	3.9
Hospice	61,079	4.1	61,562	4.0	49,722	3.7
Total home health and hospice services	124,844	8.3	126,408	8.2	102,719	7.6
All other (1)	29,407	2.0	29,407	2.0	16,406	1.2
Total revenue	$1,502,884	100.0%	$1,528,620	100.0%	$1,361,612	100.0%
(1) Includes revenue from services generated by our other ancillary services.
(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the nine months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue (As Reported)	$421,764	$394,121	$27,643	7.0%
Transitional and skilled revenue (Pro forma (4))	429,188	394,121	35,067	8.9%
Number of facilities at period end	163	159	4	2.5%
Number of campuses at period end*	22	21	1	4.8%
Actual patient days	1,367,142	1,292,787	74,355	5.8%
Occupancy percentage — Operational beds	77.3%	75.7%		1.6%
Skilled mix by nursing days	28.3%	29.4%		(1.1)%
Skilled mix by nursing revenue	47.9%	49.8%		(1.9)%

	Three Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue (As Reported)	$285,602	$279,167	$6,435	2.3%
Transitional and skilled revenue (Pro forma (4))	290,630	279,167	11,463	4.1%
Number of facilities at period end	108	108	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	882,069	876,255	5,814	0.7%
Occupancy percentage — Operational beds	78.6%	78.1%		0.5%
Skilled mix by nursing days	29.7%	30.2%		(0.5)%
Skilled mix by nursing revenue	49.8%	50.6%		(0.8)%

	Three Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue (As Reported)	$99,126	$95,635	$3,491	3.7%
Transitional and skilled revenue (Pro forma (4))	100,949	95,635	5,314	5.6%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	357,894	346,539	11,355	3.3%
Occupancy percentage — Operational beds	75.0%	72.2%		2.8%
Skilled mix by nursing days	27.4%	29.2%		(1.8)%
Skilled mix by nursing revenue	46.7%	50.2%		(3.5)%

	Three Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue (As Reported)	$37,036	$19,319	$17,717	NM
Transitional and skilled revenue (Pro forma (4))	37,609	19,319	18,290	NM
Number of facilities at period end	15	11	4	NM
Number of campuses at period end*	2	1	1	NM
Actual patient days	127,179	69,993	57,186	NM
Occupancy percentage — Operational beds	75.6%	66.0%		NM
Skilled mix by nursing days	21.1%	19.4%		NM
Skilled mix by nursing revenue	36.7%	35.5%		NM
* Campus represents a facility that offers both skilled nursing and assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

(4)
The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue (As Reported)	$1,237,298	$1,141,677	$95,621	8.4%
Transitional and skilled revenue (Pro forma (5))	1,261,470	1,141,677	119,793	10.5%
Number of facilities at period end	163	159	4	2.5%
Number of campuses at period end*	22	21	1	4.8%
Actual patient days	4,012,169	3,734,893	277,276	7.4%
Occupancy percentage — Operational beds	77.2%	75.1%		2.1%
Skilled mix by nursing days	29.9%	30.7%		(0.8)%
Skilled mix by nursing revenue	50.1%	51.7%		(1.6)%

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue (As Reported)	$846,326	$827,577	$18,749	2.3%
Transitional and skilled revenue (Pro forma (5))	862,800	827,577	35,223	4.3%
Number of facilities at period end	108	108	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	2,623,627	2,606,778	16,849	0.6%
Occupancy percentage — Operational beds	78.7%	78.2%		0.5%
Skilled mix by nursing days	31.1%	31.1%		—%
Skilled mix by nursing revenue	51.7%	51.9%		(0.2)%

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue (As Reported)	$297,663	$284,240	$13,423	4.7%
Transitional and skilled revenue (Pro forma (5))	303,605	284,240	19,365	6.8%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	1,063,086	1,019,318	43,768	4.3%
Occupancy percentage — Operational beds	74.8%	71.6%		3.2%
Skilled mix by nursing days	29.4%	30.5%		(1.1)%
Skilled mix by nursing revenue	49.2%	52.2%		(3.0)%

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue (As Reported)	$93,309	$27,992	$65,317	NM
Transitional and skilled revenue (Pro forma (5))	95,065	27,992	67,073	NM
Number of facilities at period end	15	11	4	NM
Number of campuses at period end*	2	1	1	NM
Actual patient days	325,456	103,222	222,234	NM
Occupancy percentage — Operational beds	74.0%	52.1%		NM
Skilled mix by nursing days	21.9%	20.6%		NM
Skilled mix by nursing revenue	38.5%	38.3%		NM

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Facility Closed Results(4):
Skilled nursing revenue	$—	$1,868	$(1,868)	NM
Actual patient days	—	5,575	(5,575)	NM
Occupancy percentage — Operational beds	—%	34.3%		NM
Skilled mix by nursing days	—%	46.7%		NM
Skilled mix by nursing revenue	—%	71.6%		NM

* Campus represents a facility that offers both skilled nursing and assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

(4)
Facility Closed results represents closed operations during the nine months ended September 30, 2017, which were excluded from Same Store and Transitioning results for the nine months ended September 30, 2017, for comparison purposes.

(5)
The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the nine months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate, and revenue associated with these metrics are generated based on contractually agreed-upon amounts or rate, excluding the estimates of variable consideration under ASC 606:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$610.37	$604.15	$517.25	$511.43	$528.30	$501.20	$577.09	$570.52
Managed care	469.41	451.68	413.09	410.85	410.57	416.01	450.07	439.53
Other skilled	500.03	473.68	348.94	361.87	506.07	513.29	480.62	457.72
Total skilled revenue	530.74	517.32	455.33	455.60	482.70	482.32	508.31	499.62
Medicaid	228.53	220.38	195.87	185.44	224.14	208.78	219.54	210.58
Private and other payors	223.36	199.64	198.57	188.23	225.74	217.33	216.49	197.46
Total skilled nursing revenue	$318.15	$307.13	$267.32	$264.58	$279.19	$263.28	$301.19	$293.38

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$612.16	$600.33	$516.16	$506.22	$527.83	$499.13	$577.88	$567.50
Managed care	463.42	449.87	410.76	416.15	416.84	403.24	446.17	440.15
Other skilled	489.76	463.83	354.31	369.18	478.90	537.77	471.84	450.38
Total skilled revenue	527.98	514.92	456.22	458.61	484.53	480.92	506.68	498.94
Medicaid	223.88	216.18	194.61	181.56	217.20	198.73	215.68	206.43
Private and other payors	224.79	202.85	201.39	194.72	227.96	209.46	217.91	200.55
Total skilled nursing revenue	$318.84	$307.17	$272.50	$267.88	$277.67	$258.78	$303.20	$295.15

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months September 30, 2018 and 2017:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	22.2%	23.8%	24.5%	27.6%	20.9%	25.5%	22.6%	24.8%
Managed care	17.5	17.7	19.0	18.9	11.4	7.1	17.3	17.5
Other skilled	10.1	9.1	3.2	3.7	4.4	2.9	8.0	7.5
Skilled mix	49.8	50.6	46.7	50.2	36.7	35.5	47.9	49.8
Private and other payors	7.9	8.0	9.9	10.4	11.9	14.0	8.8	8.8
Quality mix	57.7	58.6	56.6	60.6	48.6	49.5	56.7	58.6
Medicaid	42.3	41.4	43.4	39.4	51.4	50.5	43.3	41.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	11.5%	12.2%	12.6%	14.3%	11.0%	13.4%	11.8%	12.8%
Managed care	11.8	12.1	12.3	12.2	7.7	4.5	11.5	11.7
Other skilled	6.4	5.9	2.5	2.7	2.4	1.5	5.0	4.9
Skilled mix	29.7	30.2	27.4	29.2	21.1	19.4	28.3	29.4
Private and other payors	11.7	11.7	13.4	14.6	15.2	16.9	12.5	12.7
Quality mix	41.4	41.9	40.8	43.8	36.3	36.3	40.8	42.1
Medicaid	58.6	58.1	59.2	56.2	63.7	63.7	59.2	57.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	23.9%	25.2%	26.5%	29.6%	23.2%	28.9%	24.4%	26.4%
Managed care	18.2	18.3	19.7	19.1	11.4	6.9	18.0	18.2
Other skilled	9.6	8.4	3.0	3.5	3.9	2.5	7.7	7.1
Skilled mix	51.7	51.9	49.2	52.2	38.5	38.3	50.1	51.7
Private and other payors	7.6	7.9	10.2	10.4	11.5	13.9	8.5	8.6
Quality mix	59.3	59.8	59.4	62.6	50.0	52.2	58.6	60.3
Medicaid	40.7	40.2	40.6	37.4	50.0	47.8	41.4	39.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	12.4%	12.9%	13.9%	15.7%	12.1%	15.0%	12.8%	13.8%
Managed care	12.4	12.5	13.0	12.3	7.6	4.4	12.2	12.2
Other skilled	6.3	5.7	2.5	2.5	2.2	1.2	4.9	4.7
Skilled mix	31.1	31.1	29.4	30.5	21.9	20.6	29.9	30.7
Private and other payors	11.2	11.5	13.9	14.3	14.5	17.2	12.2	12.4
Quality mix	42.3	42.6	43.3	44.8	36.4	37.8	42.1	43.1
Medicaid	57.7	57.4	56.7	55.2	63.6	62.2	57.9	56.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$38,058	$35,455	$2,603	7.3%
Number of facilities at period end	51	49	2	4.1%
Number of campuses at period end	22	21	1	4.8%
Occupancy percentage (units)	76.0%	75.7%		0.3%
Average monthly revenue per unit	$2,855	$2,774	$81	2.9%

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$111,335	$100,810	$10,525	10.4%
Number of facilities at period end	51	49	2	4.1%
Number of campuses at period end	22	21	1	4.8%
Occupancy percentage (units)	75.6%	76.6%		(1.0)%
Average monthly revenue per unit	$2,858	$2,803	$55	2.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$22,260	$18,076	$4,184	23.1%
Hospice services	21,577	17,889	3,688	20.6
Total home health and hospice revenue	$43,837	$35,965	$7,872	21.9%
Pro forma(1)
Home health and hospice revenue
Home health services	$22,549	$18,076	$4,473	24.7%
Hospice services	21,718	17,889	3,829	21.4
Total home health and hospice revenue	$44,267	$35,965	$8,302	23.1%

Home health services:
Average Medicare Revenue per Completed Episode	$3,001	$3,011	$(10)	(0.3)%
Hospice services:
Average Daily Census	1,379	1,158	221	19.1%

(1) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Nine Months Ended September 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$63,765	$52,997	$10,768	20.3%
Hospice services	61,079	49,722	11,357	22.8
Total home health and hospice revenue	$124,844	$102,719	$22,125	21.5%
Pro forma(1)
Home health and hospice revenue
Home health services	$64,846	$52,997	$11,849	22.4%
Hospice services	61,562	49,722	11,840	23.8
Total home health and hospice revenue	$126,408	$102,719	$23,689	23.1%

Home health services:
Average Medicare Revenue per Completed Episode	$2,968	$3,043	$(75)	(2.5)%
Hospice services:
Average Daily Census	1,310	1,060	250	23.6%

(1) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the nine months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2018 As Reported		2018 Pro forma (2)		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$188,486	36.6%	$190,892	36.6%	$169,100	35.9%
Medicare	133,554	26.0	134,670	25.8	127,348	27.0
Medicaid-skilled	30,684	6.0	31,121	6.0	27,737	5.9
Total	352,724	68.6	356,683	68.4	324,185	68.8
Managed Care	80,196	15.6	82,081	15.6	74,723	15.8
Private and Other(1)	81,444	15.8	83,454	16.0	72,686	15.4
Total revenue	$514,364	100.0%	$522,218	100.0%	$471,594	100.0%
(1) Private and other payors also includes revenue from all payors generated by our other ancillary services for the three months ended September 30, 2018 and 2017.
(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Nine Months Ended September 30,
	2018 As Reported		2018 Pro forma (2)		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$529,280	35.2%	$537,890	35.2%	$470,008	34.5%
Medicare	409,681	27.3	413,078	27.0	385,419	28.3
Medicaid-skilled	86,024	5.7	87,594	5.7	75,667	5.6
Total	1,024,985	68.2	1,038,562	67.9	931,094	68.4
Managed Care	244,062	16.2	249,712	16.3	225,210	16.5
Private and Other(1)	233,837	15.6	240,346	15.8	205,308	15.1
Total revenue	$1,502,884	100.0%	$1,528,620	100.0%	$1,361,612	100.0%
(1) Private and other payors also includes revenue from all payors generated by our other ancillary services for the nine months ended September 30, 2018 and 2017.
(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the nine months ended September 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to The Ensign Group, Inc.	$20,861	$14,212	$66,004	$29,269

Non-GAAP adjustments
Results related to facilities currently being constructed and other start-up operations(a)	500	3,097	3,347	11,004
(Return of unclaimed class action settlement)/charges related to the settlement of the class action lawsuit	—	—	(1,664)	11,163
Share-based compensation expense(b)	2,811	2,156	7,639	6,755
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(c)	224	468	712	5,598
Losses related to Hurricane Harvey on impacted operations(d)	—	558	—	558
Depreciation and amortization - patient base(e)	48	402	150	553
General and administrative - transaction-related costs(f)	228	169	338	617
COS - business interruption gains(g)	—	—	(675)	—
COS - Goodwill and intangible assets impairment(h)	3,177	—	3,177	—
Provision for income taxes on Non-GAAP adjustments(i)	(2,890)	(2,236)	(6,309)	(12,744)
Non-GAAP Net Income	$24,959	$18,826	$72,719	$52,773

Diluted Earnings Per Share As Reported
Net Income	$0.38	$0.27	$1.22	$0.56
Average number of shares outstanding	54,632	52,828	54,176	52,674

Adjusted Diluted Earnings Per Share
Net Income	$0.46	$0.36	$1.34	$1.00
Average number of shares outstanding	54,632	52,828	54,176	52,674

Footnotes:
(a) Represents operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$(17,011)	$(16,327)	$(49,577)	$(45,206)
Cost of services	13,672	15,045	41,444	43,698
Rent	3,596	4,098	10,750	11,694
Depreciation and amortization	243	281	730	818
Total Non-GAAP adjustment	$500	$3,097	$3,347	$11,004

(b) Represents share-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of services	$1,533	$1,197	$4,170	$3,769
General and administrative	1,278	959	3,469	2,986
Total Non-GAAP adjustment	$2,811	$2,156	$7,639	$6,755

(c) Represents results at closed operations and operations not at full capacity, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the nine months ended September 30, 2017. Included in the three and nine months ended September 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$—	$(261)	$—	$(2,805)
(Gains)/Losses related to operational closures	—	—	—	2,731
Cost of services	139	617	464	4,794
Rent	76	96	225	792
Depreciation and amortization	9	16	23	86
Total Non-GAAP adjustment	$224	$468	$712	$5,598

(d) Losses related to Hurricane Harvey on impacted operations.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$—	$(232)	$—	$(232)
Cost of services	—	733	—	733
Rent	—	50	—	50
Depreciation and amortization	—	7	—	7
Total Non-GAAP adjustment	$—	$558	$—	$558
(e) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(f) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(g) Business interruption recoveries received in Q2 2018 related to insurance claims of the California fires that occurred in the fourth quarter of 2017.
(h) Impairment charges to goodwill and intangible assets for for one of our other ancillary operations.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of services	3,653	—	3,653	—
Non-controlling interest	(476)	—	(476)	—
Total Non-GAAP adjustment	$3,177	$—	$3,177	$—
(i) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%, resulting from the adoption of the Tax Cuts and Jobs Act, for the three and nine months ended September 30, 2018 and 35.5% for the three and nine months ended September 30, 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Consolidated Statements of Income Data:
Net income	$20,350	$14,275	$65,969	$29,611
Less: net (loss)/income attributable to noncontrolling interests	(511)	63	(35)	342
Plus: Interest expense, net	3,522	3,124	9,994	9,044
Provision for income taxes	5,415	8,160	18,078	16,487
Depreciation and amortization	11,902	11,448	35,145	32,712
EBITDA	$41,700	$36,944	$129,221	$87,512

Adjustments to EBITDA:
Results related to facilities currently being constructed and other start-up operations(a)	(3,339)	(1,282)	(8,133)	(1,508)
(Return of unclaimed class action settlement)/charges related to the settlement of the class action lawsuit	—	—	(1,664)	11,163
Share-based compensation expense	2,811	2,156	7,639	6,755
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(b)	139	356	464	4,720
Losses related to Hurricane Harvey on impacted operations (c)	—	501	—	501
Transaction-related costs(d)	228	169	338	617
Impairment of goodwill and intangibles assets(e)	3,177	—	3,177	—
Business interruption recoveries(f)	—	—	(675)	—
Rent related to items(a), (b) and (c) above	3,672	4,244	10,975	12,536
Adjusted EBITDA	$48,388	$43,088	$141,342	$122,296
Rent—cost of services	34,851	33,782	103,173	98,267
Less: rent related to items(a), (b) and (c) above	(3,672)	(4,244)	(10,975)	(12,536)
Adjusted EBITDAR	$79,567	$72,626	$233,540	$208,027

(a)	Represents results related to facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(b) Represents results at closed operations and operations not at full capacity during the three and nine months ended September 30, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the nine months ended September 30, 2017. Included in the nine months ended September 30, 2017, results is the loss recovery of $1.3 million of certain losses related to a closed facility in 2016.

(c)	Losses related to Hurricane Harvey on impacted operations.

(d)	Costs incurred to acquire operations which are not capitalizable.

(e)	Impairment charges to goodwill and intangible assets for our other ancillary operations during the three and nine months ended September 30, 2018, excluding impact of non-controlling interest.
(f) Business interruption recoveries received in Q2 2018 related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$46,350	$36,868	$4,733	$4,342	$7,297	$4,695
Less: net income attributable to noncontrolling interests	—	—	—	—	42	39
Depreciation and amortization	8,061	7,881	1,902	1,572	263	235
EBITDA	$54,411	$44,749	$6,635	$5,914	$7,518	$4,891

Adjustments to EBITDA:
Results related to facilities currently being constructed and other start-up operations(b)	(3,461)	(1,320)	64	(42)	58	80
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	139	141	—	—	—	215
Impact of Hurricane Harvey to operations (d)	—	501	—	—	—	—
Share-based compensation expense	1,197	941	182	146	124	87
Rent related to item(b),(c) and (d) above	2,777	2,787	886	1,445	9	12
Adjusted EBITDA	$55,063	$47,799	$7,767	$7,463	$7,709	$5,285
Rent—cost of services	28,088	26,217	6,015	6,964	583	472
Less: rent related to items(b),(c) and(d) above	(2,777)	(2,787)	(886)	(1,445)	(9)	(12)
Adjusted EBITDAR	$80,374	$71,229	$12,896	$12,982	$8,283	$5,745
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represents results at closed operations and operations not at full capacity during the three months ended September 30, 2018 and 2017.
(d) Losses related to Hurricane Harvey on impacted operations.

	Nine Months Ended September 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$135,755	$100,362	$14,361	$12,438	$19,623	$13,912
Less: net income attributable to noncontrolling interests	—	—	—	—	413	133
Depreciation and amortization	23,571	22,038	5,362	4,687	789	700
EBITDA	$159,326	$122,400	$19,723	$17,125	$19,999	$14,479

Adjustments to EBITDA:
Results related to facilities currently being constructed and other start-up operations(b)	(8,469)	(2,385)	243	576	93	303
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	464	3,888	—	2	—	728
Impact of Hurricane Harvey to operations (d)	—	501	—	—	—	—
Share-based compensation expense	3,259	2,961	521	468	314	258
Business interruption recoveries(e)	(675)	—	—	—	—	—
Rent related to item(b),(c) and (d) above	8,303	9,687	2,649	2,668	23	181
Adjusted EBITDA	$162,208	$137,052	$23,136	$20,839	$20,429	$15,949
Rent—cost of services	82,698	78,896	18,324	17,596	1,671	1,449
Less: rent related to items(b),(c) and(e) above	(8,303)	(9,687)	(2,649)	(2,668)	(23)	(181)
Adjusted EBITDAR	$236,603	$206,261	$38,811	$35,767	$22,077	$17,217
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represent results at closed operations and operations not at full capacity during the nine months ended September 30, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the nine months ended September 30, 2017. Included in the nine months ended September 30, 2017, results is the loss recovery of $1.3 million of certain losses related to a closed facility in 2016.
(d) Losses related to Hurricane Harvey on impacted operations.
(e) Business interruption recoveries received in Q2 2018 related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) earnings related to operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and facilities not at full operation, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) return of unclaimed class action settlement and charges related to class action lawsuit, (h) business interruption recoveries, (i) impairment of goodwill and intangible assets, (j) losses related to Hurricane Harvey on impacted operations and (k) transaction-related costs. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) earnings related to facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operation and facilities not at full operation, excluding rent, depreciation, interest and income taxes, (g) share-based compensation expense, (h) return of unclaimed class action settlement and charges related to class action lawsuit, (i) business interruption recoveries, (j) impairment of goodwill and intangible assets, (k) losses related to Hurricane Harvey on impacted operations and (l) transaction-related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.